Exhibit 99.1

Carmike Cinemas Announces Notice From Nasdaq Regarding Delayed Filing

COLUMBUS, GA — (MARKET WIRE) — 11/30/2004 — Carmike Cinemas, Inc. (NASDAQ: CKECE) announced today that it is continuing to work with its past and present independent auditors regarding the highly technical accounting treatment of leases on seven of its theatres entered into in prior years. As previously disclosed, Carmike has delayed the filing of its Form 10-Q for the quarter ended September 30, 2004. Carmike has received notice from Nasdaq that it is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of reports with the SEC. This could result in the delisting of Carmike’s securities by Nasdaq. Carmike has requested a hearing from the Nasdaq Listing Qualifications Panel on this matter to present its position. Any action by Nasdaq will be stayed until the hearing is completed and a decision is issued. Carmike’s securities will remain listed pending the result of this process. There can be no assurance that Nasdaq will grant Carmike’s request for continued listing. In addition, as a result of Carmike’s filing delinquency, a fifth character, “E,” has been appended to its trading symbol; accordingly, Carmike’s trading symbol has changed from CKEC to CKECE.

The resolution of the lease accounting issue could result in a restatement of certain leases as “long-term financing obligations” under Emerging Issues Task Force 97-10. Management believes that this could generally increase Carmike’s long-term assets and long-term liabilities by approximately offsetting amounts. Additionally, management believes the ultimate resolution of the lease accounting issue is not expected to result in a significant change in total stockholders’ equity or impact the cash flows of the business. However, due to the highly technical nature of the lease accounting issue there can be no assurance as to the ultimate accounting impact.

“We appreciate the patience and understanding our stockholders have given the company during this delay. We continue to work diligently with our two independent auditors to conclude our review and to file our Form 10-Q as soon as practicable,” stated Martin A. Durant, Carmike’s Senior Vice President — Finance and Chief Financial Officer.

Carmike is a premiere motion picture exhibitor in the United States with 282 theatres and 2,175 screens in 36 states, as of September 30, 2004. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000. As described above, Carmike’s common stock is currently traded on the Nasdaq National Market under the ticker symbol “CKECE.” For more information visit Carmike’s website, www.carmike.com.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to the timely resolution of the accounting issues discussed above. The risk factors discussed in our Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Company Contact:
Judy Russell
Director of Investor and Public Relations
Carmike Cinemas, Inc.
706-576-2737